Exhibit 4.7

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

RITTER PHARMACEUTICALS, INC.

COMMON STOCK PURCHASE WARRANT

This Common Stock Purchase Warrant (the “Warrant”) is issued as of December __, 2014, by RITTER PHARMACEUTICALS, INC., a Delaware corporation (the Company”), to ________________, or [his/its] assigns (the “Holder”). This Warrant is one of a series of Warrants being issued in connection with the sale of shares of the Series C Preferred Stock of the Company (the “Shares”) being sold pursuant to the terms of that certain Series C Preferred Stock and Warrant Purchase Agreement dated as of December 4, 2014 among the Company, the Holder and the other Investors listed on Exhibit A thereto (the “Purchase Agreement”). Any capitalized terms used, but not defined, herein shall have the meaning therefor set forth in the Purchase Agreement.

1. Issuance of Warrant; Number of Shares; Term; Price

1.1 Issuance. The Company, for value received, hereby certifies that the Holder is entitled, subject to the terms set forth below, to purchase from the Company, during the Term (as defined below), __________ shares of the Common Stock, par value $0.001 per share, of the Company (“Common Stock”) at an exercise price per share equal to One Dollar Thirty Cents ($1.30)( the “Exercise Price”), subject to adjustment from time to time pursuant to the provisions of this Warrant.

1.2 Term. This Warrant shall be exercisable at any time and from time to time in whole or in part from the date hereof until the earliest to occur of (a) the date that is seven (7) years from the issue date of this Warrant referenced above or (b) immediately prior to the consummation of a Change of Control Transaction in which the consideration to the Company (or its stockholders) consists of cash or freely and immediately tradable securities. The period during which this Warrant shall be exercisable is herein referred to as the “Term.” For purposes of this Warrant, a “Change of Control Transaction” shall mean (i) the sale, conveyance or other disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company), (ii) the grant by the Company of an exclusive license to all or substantially all of the Company’s intellectual property, or (iii) any tender offer or other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; provided that none of the following shall be considered a “Change of Control Transaction”: (i) a merger effected exclusively for the purpose of changing the domicile of the Company, or (ii) an equity financing effected for capital raising purposes in which the Company is the surviving corporation.

1.3 Notice of Events. If the Company proposes to conduct a Change of Control Transaction, the Company shall give the Holder at least thirty (30) days prior written notice of the date on which such Change of Control Transaction is to be consummated; provided, however, the Company shall not be required to provide any written notice of a Change of Control Transaction to the Holder if the provision thereof would violate any then applicable law, including without limitation Regulation FD (17 CFR §243.100, et seq.) or any successor law or regulation thereto. Subject to the provisions of Section 6.3 below, to the extent this Warrant is not exercised on or before the consummation of a Change of Control Transaction, this Warrant shall terminate and be of no further force or effect as of the consummation of such Change of Control Transaction.

2. Reservation of Shares. The Company hereby covenants and agrees that, at all times during the period this Warrant is exercisable, the Company shall reserve from its authorized and unissued shares such number of shares of its Common Stock as shall be required for issuance and delivery upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

3. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Market Price of one share of Common Stock on the date of exercise, as determined pursuant to Section 6.3 hereof.

4. No Stockholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company unless and until the holder has exercised this Warrant in accordance with Section 5 or Section 6 hereof.

5. Exercise of Warrant. This Warrant may be exercised in whole or in part by the Holder at any time by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement attached hereto as Exhibit A and Exhibit B, respectively, duly completed and executed at the principal office of the Company, accompanied by payment in full in an amount equal to the Exercise Price multiplied by the number of Shares being purchased upon such exercise of this Warrant, such payment to be paid it to the Company in cash or by check made payable to the Company. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of such Shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Common Stock issuable upon exercise hereof shall, upon their issuance in accordance with this Warrant, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Shares or other securities in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares or other securities purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant.

6. Net Issue.

6.1 In lieu of exercising this Warrant or any portion thereof and paying the exercise price by cash or check, the Holder shall have the right to convert this Warrant or any portion thereof into the number of Shares to be computed using the following formula:

X =	(P)(Y)(A-B)
A

where X =	the number of shares of Common Stock to be issued to the Holder for the portion of this Warrant being converted,

P =	the percentage of this Warrant being converted,

Y =	the number of shares of Common Stock issuable upon exercise of this Warrant in full,

A =	the fair market value of one share of Common Stock (valued as of the date of exercise of this Warrant) as determined in good faith by the Company’s Board of Directors (“Market Value”), and

B =	the exercise price of the Shares on the date of receipt by the Company of the notice of conversion.

6.2 Conversion Mechanics. To so convert this Warrant, the Holder shall surrender this Warrant, together with the Notice of Exercise and Investment Representation Statement attached hereto as Exhibit A and Exhibit B, respectively, duly completed and executed, at the principal office of the Company. Upon such conversion, the portion of this Warrant represented by the variable “P” above shall be cancelled.

6.3 Net Issue upon Change of Control Transaction. Notwithstanding anything herein to the contrary, if the Company consummates a Change of Control Transaction in which the consideration to the Company (or its stockholders) consists of cash or freely and immediately tradable securities, and the Market Price is greater than the Exercise Price upon the consummation of such Change of Control Transaction, then this Warrant shall be and shall automatically be deemed to have been fully exercised pursuant to this Section 6 immediately prior to the consummation of such Change of Control transaction.

7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

7.1 Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of the Common Stock as a dividend, the number of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

7.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7.1 above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

7.3 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7.4 Non-Assignable. Any transfer or assignment of this Warrant, in whole or in part, must be in compliance with applicable federal and state securities laws, except (assuming compliance with applicable federal and state securities laws) in connection with an assignment in whole or in part to a successor corporation to the Holder resulting from a merger or consolidation of the Holder with or into another corporation or the sale of all or substantially all of the Holder’s properties and assets. No interest in this Warrant or the shares issuable upon exercise hereof shall be pledged or otherwise encumbered by the Holder without the prior written consent of the Company. Any attempted transfer, assignment or disposition of this Warrant (or any of the Shares) or any portion hereof not in compliance herewith shall be of no force or effect. Effective upon any permitted assignment, each person or entity to whom this Warrant was assigned shall have and exercise the Holder’s rights, interest and obligations hereunder to the extent assigned to such person or entity by the Holder as if such person or entity were the original Holder of such portion of this Warrant as is permitted to be assigned to such person or entity. Subject to the foregoing, this Warrant shall be binding upon any successors or assigns of the Company.

8. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement reasonably satisfactory in form to the Company, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Miscellaneous. This Warrant shall be governed by and construed under the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.

10. Amendment. As long as any shares of the Preferred Stock of the Company remain outstanding, any term of this Warrant may be amended or waived only with the written consent of the Company and the holders of a majority of the Preferred Stock who are Investors under the Purchase Agreement. The Holder further acknowledges and agrees that any determinations hereunder made by the consent specified in the preceding sentence shall be binding upon the Holder and all other holders of the Warrants.

11. Remedies. In the event of any default by the Company in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and will not be adequate for the Holder and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. Facsimile Signature; Counterparts. This Warrant may be executed by the Company and/or the Holder in facsimile or other electronic form and upon receipt by the other party of such faxed or electronic executed copy of this Warrant, this Warrant shall be binding upon and enforceable against such other party in accordance with its terms. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the undersigned officer of the Company has set his hand as of the date first above written.

COMPANY:

RITTER PHARMACEUTICALS, INC.

By:
Michael D. Step,
Chief Executive Officer

ACCEPTED, ACKNOWLEDGED
AND AGREED TO THIS ___________ DAY OF DECEMBER, 2014.

HOLDER:

[NAME]

By:

Signature Page to Common Stock Purchase Warrant

Exhibit A

NOTICE OF EXERCISE

TO: Ritter Pharmaceuticals, Inc.

1. The undersigned hereby (check one):

[  ] elects to purchase _____________ shares of Common Stock of Ritter Pharmaceuticals, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any, or

[  ] elects to exercise its net issuance rights pursuant to Section 6 of the attached Warrant with respect to shares of Common Stock.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

[Name of Holder]
(Date)

By:

Title:

Exhibit B

INVESTMENT REPRESENTATION STATEMENT

____ Shares of Common Stock of Ritter Pharmaceuticals, Inc.

In connection with the purchase of the above-listed securities the undersigned hereby represents to Ritter Pharmaceuticals, Inc. (the “Company”) as follows:

1. Receipt of Information. The undersigned has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock issuable upon exercise of the Warrant dated __________ __, 201_ (the “Warrant”) issued by the Company to the undersigned, and it has examined the information furnished to it by the Company.

2. Investment Representation.

(a) The shares of stock to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(a)(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein. The undersigned is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act.

(c) The undersigned acknowledges that the transfer of the Securities may be subject to restrictions and agrees that in no event will it make a disposition of any Securities unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and the Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) that the proposed transfer will not violate any of said laws.

Exhibit B

(d) The undersigned represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The undersigned acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:

(Signature)

(Typed or Printed Name)

(Title)

Exhibit B